UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): April 15, 2026
ADOBE INC.
(Exact name of registrant as specified in its charter)

Delaware	000-15175	77-0019522
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Park Avenue
San Jose, California 95110-2704
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 536-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value per share	ADBE	NASDAQ Global Select Market
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company      ☐
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)    Amendment and Restatement of 2019 Equity Incentive Plan

On April 15, 2026, at the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Adobe Inc. (the “Company” or “Adobe”), the Company’s stockholders approved the Adobe Inc. 2019 Equity Incentive Plan, as amended (the “2019 Plan”), to increase the available share reserve by 12 million shares as described in the Company’s Definitive Proxy Statement filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 27, 2026 (the “Proxy Statement”). The amended 2019 Plan previously had been approved, subject to stockholder approval, by the Company's Executive Compensation Committee of the Board of Directors.

A summary of the 2019 Plan is set forth in our Proxy Statement. That summary and the foregoing description of the 2019 Plan are qualified in their entirety by reference to the text of the 2019 Plan, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.
At the Annual Meeting, held on April 15, 2026, the Company’s stockholders approved proposals one through four and did not approve proposals five through eight listed below. The final results for the votes regarding each proposal are set forth in the following tables. Each of these proposals is described in detail in the Company’s Proxy Statement.

1.  Elect eleven members of the Board, each to serve for a one-year term:

	Votes	Votes		Broker
Name	For	Against	Abstentions	Non-Votes
Cristiano Amon	282,005,411	12,079,030	434,301	41,927,404
Amy Banse	251,492,697	42,599,149	426,896	41,927,404
Melanie Boulden	282,311,182	11,809,775	397,785	41,927,404
Frank Calderoni	260,547,648	33,532,812	438,282	41,927,404
Laura Desmond	284,342,411	9,748,316	428,015	41,927,404
Shantanu Narayen	269,218,851	24,752,304	547,587	41,927,404
Spencer Neumann	291,249,899	2,830,574	438,269	41,927,404
Kathleen Oberg	288,120,843	5,970,573	427,326	41,927,404
Dheeraj Pandey	291,705,655	2,379,367	433,720	41,927,404
David Ricks	280,254,563	13,829,972	434,207	41,927,404
Daniel Rosensweig	203,314,252	90,650,276	554,214	41,927,404

2. Approve the 2019 Plan to increase the available share reserve by 12 million shares.

Votes For	Votes Against	Abstentions	Broker Non-Votes
269,926,547	23,610,400	981,795	41,927,404

3.  Ratify the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending on November 27, 2026.

Votes For	Votes Against	Abstentions
304,073,299	31,540,619	832,228

4.  Approve, on an advisory basis, the compensation of our named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
148,837,167	144,993,886	687,689	41,927,404

5. Vote upon a stockholder proposal regarding a vote on golden parachutes.

Votes For	Votes Against	Abstentions	Broker Non-Votes
23,956,990	269,589,945	971,807	41,927,404

6. Vote upon a stockholder proposal regarding board matrix.

Votes For	Votes Against	Abstentions	Broker Non-Votes
38,813,057	253,504,241	2,201,444	41,927,404

7. Vote upon a stockholder proposal regarding report on civil liberties in digital services.

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,501,051	290,666,105	2,351,586	41,927,404

8. Vote upon a stockholder proposal regarding retirement plan climate risk.

Votes For	Votes Against	Abstentions	Broker Non-Votes
26,993,426	249,732,648	17,792,668	41,927,404

Item 8.01. Other Events.
On April 21, 2026, Adobe announced that our Board of Directors approved a new stock repurchase program granting Adobe authority to repurchase up to $25 billion in common stock through April 30, 2030. A copy of the press release is furnished and attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Under our new stock repurchase program, which is designed to return value to our stockholders, minimize dilution from stock issuances and reduce share count over time, we may repurchase shares in the open market and also enter into structured repurchase agreements with third parties. The new stock repurchase program approved by our Board of Directors is substantially similar to our previous stock repurchase programs.
The actual timing, number and value of shares repurchased under the new authorization will be determined by Adobe in its discretion and will depend on a number of factors, including market conditions, applicable legal requirements, Adobe’s capital needs and whether there is a better alternative use of capital. Adobe has no obligation to repurchase any amount of its common stock under our new stock repurchase program.

Item 9.01 Financial Statements and Exhibits.

 (d)    Exhibits

Exhibit Number	Exhibit Description

10.1	2019 Equity Incentive Plan, as amended

99.1	Press release issued on April 21, 2026 entitled “Adobe Announces New $25 Billion Stock Repurchase Program”

104	Cover Page Interactive Data File (the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADOBE INC.

Date: April 21, 2026	By:	/s/ LOUISE PENTLAND
Louise Pentland
Chief Legal Officer and Executive Vice President, Legal and Government Relations

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